SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2023

INSPIRE MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38468	26-1377674
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Blvd., Suite 1600

Golden Valley, Minnesota 55416

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2023, the Board of Directors (the “Board”) of Inspire Medical Systems, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Myriam J. Curet, M.D., to the Board, effective immediately. Dr. Curet will serve as a Class III director for a term expiring at the Company’s annual meeting of stockholders to be held in 2024 and until her successor is duly elected and qualified or her earlier death, disqualification, resignation or removal. In connection with her appointment to the Board, Dr. Curet was also appointed to serve on the Board’s Nominating and Corporate Governance Committee.

Dr. Curet, age 67, currently serves as the Executive Vice President and Chief Medical Officer of Intuitive Surgical, Inc. Prior to being promoted as Executive Vice President and Chief Medical Officer in November 2017, Dr. Curet served as the Chief Medical Advisor for Intuitive Surgical from December 2005 to February 2014 and as Intuitive Surgical’s Senior Vice President and Chief Medical Officer from February 2014 to November 2017. Dr. Curet has served on the board of directors of Stereotaxis, Inc., a medical technology company, since July 2021, and Nektar Therapeutics, a biopharmaceutical company, since December 2019. Since 2002, Dr. Curet has held faculty positions at Stanford University School of Medicine, including Professor of Surgery since 2010. Dr. Curet received her M.D. from Harvard Medical School and completed her general surgery residency program at the University of Chicago and her Surgical Endoscopy fellowship at the University of New Mexico.

Dr. Curet is eligible to participate in the Company’s Non-Employee Director Compensation Policy, which provides for: (i) an annual cash retainer of $50,000 for serving on the Board, earned on a quarterly basis; (ii) an annual cash retainer of $7,500 for serving on the Nominating and Corporate Governance Committee, earned on a quarterly basis; (iii) an initial equity-based award of restricted stock units to acquire shares of the Company’s common stock having an aggregate fair value of $270,000 (the “Initial Award”), which award vests in substantially equal annual installments over three years following the grant date, subject to Dr. Curet’s continued service on the Board through each such vesting date; and (iv) following each annual meeting of the Company’s stockholders, an annual equity-based of restricted stock units to acquire shares of the Company’s common stock having an aggregate fair value of $180,000, which award vests on the first anniversary of the date of grant, subject to Dr. Curet’s continued service on the Board through such vesting date. Dr. Curet may elect to receive any portion of her annual cash retainers in the form of shares of the Company’s common stock.

Dr. Curet will be entitled to indemnification against certain liabilities, costs, and expenses in accordance with the Company’s standard indemnification agreement for directors and officers.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Inspire Medical Systems, Inc., dated December 28, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRE MEDICAL SYSTEMS, INC.

Date: December 28, 2023	By:	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel